As filed with the Securities and Exchange Commission on June 24, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Tangoe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1571143
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

35 Executive Boulevard, Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

2011 Stock Incentive Plan

 (Full title of the plan)

Albert R. Subbloie, Jr.

President and Chief Executive Officer

TANGOE, INC.

35 Executive Boulevard

Orange, Connecticut 06477
(Name and address of agent for service)

(203) 859-9300

(Telephone number, including area code, of agent for service)

With copies to:

David A. Westenberg, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $0.0001 per share	1,000,000 shares	(2)	$15.09	(3)	$15,090,000.00	(3)	$2,059.00

(1)                                 In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Consists of an additional 1,000,000 shares issuable under the 2011 Stock Incentive Plan pursuant to an amendment to such plan.

(3)                                 Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $15.09, the average of the high and low prices of the registrant’s Common Stock as reported on the NASDAQ Global Select Market on June 20, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 1,000,000 shares of Common Stock, $0.0001 par value per share, of Tangoe, Inc. (the “Registrant”) issuable under the Registrant’s 2011 Stock Incentive Plan (the “Plan”). This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-177398, filed by the Registrant on October 19, 2011 relating to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Orange, the State of Connecticut, on this 24th day of June, 2013.

TANGOE, INC.

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Tangoe, Inc., hereby severally constitute and appoint Albert R. Subbloie, Jr. and Gary R. Martino, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Tangoe, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Albert R. Subbloie, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	June 24, 2013
Albert R. Subbloie, Jr.

/s/ Gary R. Martino	Chief Financial Officer (Principal Financial and Accounting Officer)	June 24, 2013
Gary R. Martino

/s/ David M. Coit	Director	June 24, 2013
David M. Coit

/s/ Gary P. Golding	Director	June 24, 2013
Gary P. Golding

/s/ Ronald W. Kaiser	Director	June 24, 2013
Ronald W. Kaiser

/s/ Jackie R. Kimzey	Director	June 24, 2013
Jackie R. Kimzey

/s/ Gerald G. Kokos	Director	June 24, 2013
Gerald G. Kokos

/s/ Richard S. Pontin	Director	June 24, 2013
Richard S. Pontin

/s/ Noah J. Walley	Director	June 24, 2013
Noah J. Walley

INDEX TO EXHIBITS

Number	Description

4.1

Restated Certificate of Incorporation of the registrant, as currently in effect (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-35247) filed on August 4, 2011 and incorporated by reference herein)

4.2

Amended and Restated By-Laws of the registrant, as currently in effect (filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K (File No. 001-35247) filed on August 4, 2011 and incorporated by reference herein)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1	2011 Stock Incentive Plan, as amended